1 101185351.3 AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN GUARANTEE AGREEMENT This Amendment No. 1 to the Amended and Restated Loan Guarantee Agreement, dated as of December 3, 2020 (this "Agreement") and effective as of the Effective Date (as defined below), is between Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Borrower"), and the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy (or appropriate authorized representative thereof) ("DOE"). WHEREAS, the Borrower and DOE have entered into that certain Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019 (such agreement, as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Loan Guarantee Agreement"); and WHEREAS, the Borrower and DOE desire to amend the Loan Guarantee Agreement as provided below; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: Section 1. Definitions. Capitalized terms used and not defined in this Agreement have the meanings provided in the Loan Guarantee Agreement. Unless otherwise indicated, all section references are to the Loan Guarantee Agreement. Section 2. Amendments. The Borrower and DOE by their respective signatures below hereby agree that, as of the date on which the conditions precedent set forth in Section 3 below have been satisfied (the "Effective Date"), the Loan Guarantee Agreement is amended by: (a) replacing Section 7.2(e) in its entirety with the following: “(e) without first complying with the requirements of Section 7.10 (Notice to DOE; Objection of DOE), request the release of a capital asset (other than the Borrower’s Undivided Interest) that constitutes utility plant from the lien of the Mortgage Indenture pursuant to Section 5.2 of the Mortgage Indenture if (A) taking into account any substantially contemporaneous or otherwise related purchase, construction, lease or other acquisition of similar property that is subject to the lien of the Mortgage Indenture, there will result a decrease in the generating capacity of the System Exhibit 4.9.6(g)

2 101185351.3 or any generating plant by more than 5% and (B) the net book value of such asset is greater than 5% of the Borrower’s Total Utility Plant.” (b) replacing Section 7.7(b) in its entirety with the following: “(b) Impairment of Wholesale Power Contracts. The Borrower shall not materially breach any obligation to be paid or performed by the Borrower under any Wholesale Power Contract, or take any action with respect to any Wholesale Power Contract which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Project to be completed.” Section 3. Effectiveness. The effectiveness of this Agreement, including the amendments to the Loan Guarantee Agreement contemplated by Section 2 hereof, is subject to the satisfaction of the following conditions precedent: a. DOE shall have received a copy of that certain Eighty-First Supplemental Indenture Relating to the Series 2020 (FFB AD48) Note and Series 2020 (RUS AD48) Reimbursement Note and Amendment of the Original Indenture, dated as of December 3, 2020, executed and delivered by the Borrower and U.S. Bank National Association, as trustee, in form and substance satisfactory to DOE; and b. DOE shall have received a copy of that certain Eleventh Amended and Restated Loan Contract, dated as of December 3, 2020, between the Borrower and the United States of America, acting by and through the Administrator of the Rural Utilities Service, which shall (i) be in full force and effect and (ii) contain provisions substantially similar to those set forth in Section 2(a) and Section 2(b) hereof. Section 4. Representations and Warranties of Borrower. The Borrower by its signature below hereby represents and warrants, as of the date hereof and as of the Effective Date, that: a. it is an electric membership corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to execute, deliver, perform and observe the terms and conditions of this Agreement; b. this Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to Bankruptcy Laws and general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity;

3 101185351.3 c. the Borrower has duly authorized, executed and delivered this Agreement, and neither its execution and delivery hereof nor its consummation of the transactions contemplated hereby nor its compliance with the terms hereof (i) contravenes its Organizational Documents, (ii) contravenes any Governmental Rules where such contravention would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Project to be completed, (iii) contravenes or results in any breach or constitutes any default under any Governmental Judgment, where such contravention, breach or default would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Project to be completed, (iv) contravenes or results in any breach or constitutes any default under, or results in or requires the creation of any Lien upon any of its revenues, properties or assets under, any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except where such contravention, breach or default would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Project to be completed or (v) requires the consent or approval of any Person which has not been obtained; and d. (i) no Potential Default (other than any Potential Default that would become a Specified Event of Default) or Event of Default (other than any Specified Event of Default) has occurred and is continuing or would occur after giving effect to this Agreement and (ii) to the Borrower’s Knowledge, no Potential Default that would become a Specified Event of Default and no Specified Event of Default has occurred and is continuing or would occur after giving effect to this Agreement. Section 5. Miscellaneous a. Other than the amendments set forth in Section 2 hereof, no change, amendment, consent or waiver with respect to the terms and provisions of the Loan Guarantee Agreement or any other Transaction Document is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect). Nothing herein shall be construed as or deemed to be (i) a waiver or consent by DOE or the other Secured Parties under the Loan Guarantee Agreement of any past, present or future breach or non-compliance with any terms or provisions contained in any Transaction Document, except as expressly provided herein, or (ii) a guide to, or an intent or indication of, future actions or decisions by DOE or the other Secured Parties under the Loan Guarantee Agreement. b. This Agreement is a Loan Document. The Loan Guarantee Agreement, as amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified. c. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal law of the United States of America. To the extent that Federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the law of the State of New York (without giving effect to its conflict of laws principles (except

4 101185351.3 Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing Federal rule of decision. d. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. e. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("PDF") shall be effective as delivery of a manually executed counterpart of this Agreement. [Remainder of page intentionally blank. Signature pages follow.]

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN GUARANTEE AGREEMENT] 101185351.3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written. U.S. DEPARTMENT OF ENERGY, as Guarantor By: Name: Hernan Cortes Title: Acting Director, Portfolio Management Division December 1, 2020